EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT (this "AGREEMENT"), dated as of the 30th day of June 2004, by and between THE PROJECT GROUP, INC., a Nevada corporation (the "COMPANY"), and ____________ (the "EMPLOYEE").

                              W I T N E S S E T H :

      WHEREAS, the Company provides Enterprise Intelligence Solutions and Project Management Support for Fortune 1000 Companies, as well as Industrial and Government Contractors, in the US and overseas.

      WHEREAS, the Company has acquired (the "DOLPHIN ACQUISITION"), as a wholly-owned subsidiary, Dolphin Knowledge, Inc. ("DOLPHIN").

      WHEREAS, the Employee was a key employee and stockholder of Dolphin.

      WHEREAS, pursuant to the terms of the Dolphin Acquisition, the Company and the Employee agreed to enter into this Employment Agreement.

      WHEREAS, Employee will be employed by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company and in his prior employment with Dolphin, is, has or will become familiar with and aware of information as to the specific manner of doing business and the customers of the Company and its affiliates, including Dolphin, and future plans with respect thereto, all of which will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

      WHEREAS, Employee recognizes that the Company's business is dependent upon a number of trade secrets, including secret processes, techniques, methods and data. The protection of the trade secrets is of critical importance to the Company.

      WHEREAS, the Company will sustain great loss and damage if during the term of this Agreement or Employee's employment with the Company, or for a period of two (2) years immediately following the termination of the Agreement or Employee's employment, for whatever reason, Employee should violate the provisions of Articles III or IV of this Agreement. Further, monetary damages for such losses would be extremely difficult to measure.

      WHEREAS, the Company and Employee desire to evidence the terms of employment of the Employee.

      NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:


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

                                    ARTICLE I

                              EMPLOYMENT AND DUTIES

      Section 1.01. Position. The Company hereby employs Employee as Vice President. Additional or different duties, titles or positions, however, may be assigned to Employee or may be taken from Employee from time to time by the Board of Directors (the "BOARD") of the Company. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his time, attention and efforts to promote and further the business and services of the Company. Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

      Section 1.02. Duties and Responsibilities. Employee shall perform such duties, assume such responsibilities and devote such time, attention and energy to the business of the Company as the Board shall from time to time require and shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. However, the foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Articles III or IV hereof.

      Section 1.03. Funds. All funds received by Employee on behalf of the Company, if any, shall be held in trust for the Company and shall be delivered to the Company as soon as practicable.

                                   ARTICLE II

                                  COMPENSATION

      Section 2.01. Salary. From and after the effective date of this Agreement, the Employee shall receive a salary ("SALARY") from the Company in an amount equal to $140,000 per year. Upon recommendation of the Company's Board, at its sole and absolute discretion, from time to time, the Employee's Salary may be increased. The Employee's Salary shall be payable in twenty-four (24) equal semi-monthly payments or at such other frequency as the Company shall generally pay its employees.

      Section 2.02. Expense Reimbursement. The Company shall reimburse Employee for all reasonable travel, entertainment and other expenses related to his employment by or promotion of the Company in accordance with the Company's usual expense reimbursement policies and procedures as in effect from time to time.

      Section 2.03. Bonus. The Employee shall be eligible to receive annual performance-based bonuses (the "BONUS PLAN") in an amount not less than 25% of Salary based on performance metrics established annually by the Board, or the compensation committee of the Board.


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

      Section 2.04. Stock Options. The Employee shall be granted stock options (the "STOCK OPTIONS") under the Company's 2003 Employee Stock Option Plan (the "STOCK OPTION PLAN") pursuant to which the Employee will be entitled to purchase 1,000,000 shares of the Company's common stock for a term of ten years at an exercise price equal to the closing price of the Company's common stock on the OTC Bulletin Board as of the date of this Agreement. The Stock Options shall vest ratably over a period of three years and shall be substantially in the form attached hereto as Exhibit A.

      Section 2.05. Other. The Employee shall be entitled to such fringe benefits and participation in such retirement, profit sharing and other similar plans as the Board, or the compensation committee, shall in its sole discretion determine to provide to the Employee, which shall include at least two weeks paid vacation annually and such other benefits as the Company shall adopt, subject to the discretion of the Company to add or delete such standard benefits as the Board deems appropriate, from time to time.

                                   ARTICLE III

                            NON-COMPETITION AGREEMENT

      Section 3.01. Non-Competition Covenant. Employee will not, during the period of this Agreement or of his employment by or with the Company, whichever period is longer, and for a period of six months immediately following the termination of this Agreement or his employment, whichever is longer, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature (i) call upon any customer of the Company (including, but not limited to, any customer obtained for the Company by Employee) for the purpose of soliciting or selling any products or services in competition with those of the Company or its affiliates; (ii) call upon any employee of the Company or any of its affiliates for the purpose or with the intent of enticing them away from or out of the employ of the Company or any reason whatever; (iii) establish, enter into, be employed by or, advise, consult with or become a part of, any company, partnership, corporation or other business entity or venture, or in any way engage in business for himself or for others, in competition with the Company or its affiliates within one hundred
(100) miles of the home office of the Company and/or any affiliated company location, such location having a permanent and known facility wherein the Employee has served in any capacity and wherever Employee has performed duties or had management responsibility on behalf of the Company or its affiliates; or
(iv) during or after the term of his employment with the Company, disclose the Company's customers or any other trade secrets of the Company whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

      Section 3.02. Enforcement. Because of the difficulty of measuring economic losses to the Company and its affiliates as a result of his breach of the foregoing covenant and because of the immediate and irreparable damage that would be caused to the Company and its affiliates for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by the Company and its affiliates in the event of breach by him by injunctions and restraining orders.


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

      Section 3.03. Scope. It is agreed by the parties that the foregoing covenants in this Article III are necessary to protect the goodwill and business interests of the Company and its affiliates and impose a reasonable restraint on Employee in light of the activities and business of the Company and its affiliates on the date of the execution of this Agreement and the future plans of the Company; but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the activities and business of the Company and its affiliates on the date of the termination of the employment of Employee.

      Section 3.04. Severability; Reform. The covenants in this Article III are severable and separate and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and the Agreement shall thereby be reformed.

      Section 3.05. Independent Agreement. The covenants in this Article III are an integral part and condition of the Dolphin Acquisition. All of the covenants in this Article III shall be construed as an agreement independent of any other provision in this Agreement and the existence of any claim or cause of action of Employee against the Company or its affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of six months stated at the beginning of this Article III, during which the agreements and covenants of Employee made in this Article III shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Article III and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any final judgment) brought by any person, whether or not a party to this Agreement, in which action the Company or its affiliates seeks to enforce the agreements and covenants of Employee or in which any person contests the validity of such agreements and covenants or their unenforceability or seeks to avoid their performance or enforcement.

                                   ARTICLE IV

             NON-DISCLOSURE AGREEMENT AND PROPRIETARY INFORMATION.

      Section 4.01. Confidentiality; Non-Disclosure Obligations. The Employee recognizes and acknowledges that the information, techniques, processes, formulas, developments, experimental work, work in progress, business list of the Company's customers and any other trade secret or other secret or confidential information relating to Company's business, including the business of Dolphin, as they may exist from time to time are valuable, special and unique assets of Company's business. In addition, Employee recognizes that Company is continually engaged in research and development of new inventions and improvements to the information, techniques, processes, formulas, developments, trade secrets, and other secrets and confidential matters relating to Company's business. Therefore, Employee agrees as follows:


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

            (a) That Employee will hold in strictest confidence and not disclose, reproduce, publish or use in any manner, whether during or subsequent to his employment, without the express authorization of the Board, any information, manufacturing technique, process, business customer lists, trade secrets or any other secrets or confidential matter relating to any aspect of the Company's business as designated from time to time by the Board, except as such disclosure or use may be required in connection with Employee's work for the Company.

            (b) That upon request or at the time of leaving the employ of the Company the Employee will deliver to the Company, and not keep or deliver to anyone else, any and all notes, memoranda, documents and, in general, any and all material relating to the Company's business.

            (c) The Employee shall (without any additional compensation) promptly disclose in writing to the Board all ideas, formulas, programs, systems, devices, processes, business concepts, discoveries and inventions (hereinafter referred to collectively as "discoveries"), whether or not patentable, which the Employee, while employed by the Company, conceives, makes, develops, acquires or reduces to practice, whether alone or with others and whether during or after usual working hours, and which are related to the Company's business or interest, or are used or usable by the Company, or arise out of or in connection with the duties performed by the Employee hereunder; and the Employee hereby transfers and assigns to the Company, all rights, title and interest in and to said discoveries, including any and all domestic and foreign contractual agreements entered into by Employee during the term of this Agreement and any renewals thereof. On request of the Company, the Employee shall (without any additional compensation), from time to time during or after the expiration or termination of their employment, execute such further instruments (including, without limitation, royalties, licenses and/or interest whatsoever and assignments thereof) and do all such other acts and things as may be deemed necessary or desirable by the Company to protect and/or enforce its rights in respect of said discoveries. All expenses of filing and/or prosecuting any interests in such discovery shall be borne by the Company, but the Employee shall cooperate in filing and/or prosecuting any such interest or violation in rights thereto.

            (d) That the Board may from time to time designate other subject matters requiring confidentiality and secrecy which shall be deemed to be covered by the terms of this Agreement.

      Section 4.02. Enforcement. In the event of a breach or threatened breach by the Employee of the provisions of this Article IV, the Company shall be entitled to an injunction:

            (a) Restraining the Employee from disclosing, in whole or in part, any information as described above or from rendering any services to any person, firm, corporation association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or


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

            (b) Requiring that Employee deliver to Company all information, documents, notes, memoranda and any and all discoveries or other material as described above upon Employee's leave of the employ of the Company. Nothing herein shall be construed as prohibiting the Company from pursuing other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

                                    ARTICLE V

                               TERM; TERMINATIONS

      Section 5.01. Term. The term of this Agreement shall begin on the date herein first set forth and continue for a period of three years (the "TERM"), unless further extended or sooner terminated as herein provided.

      Section 5.02. Termination This Agreement and Employee's employment shall be terminated immediately upon completion of the Term or the earlier occurrence of any one of the following events:

            (a) The death of Employee.

            (b) The termination of the Agreement by the Company for "cause" after 30 days written notice ("NOTICE OF TERMINATION") to Employee. "CAUSE" for purposes hereof shall consist of the following: (i) the willful and continuous failure of the Employee to substantially perform the Employee's duties to the Company (other than any failure that results from the employee's having become mentally or physically disabled or any actual or anticipated failure that results from the occurrence of events constituting "Good Reason" for termination by the Employee) within 30 days after notice demanding substantial performance, which notice shall specifically identify the duties that the Employee failed to substantially perform, is given to the Employee by the Company; (ii) conviction of Employee by a federal, state or local court for an act (A) of dishonesty, (B) involving moral turpitude, or (C) constituting a felony, (iii) narcotics addiction, (iv) habitual intemperance, or (v) the Employee's willfully engaging in conduct that the Employee knows, or reasonably should know, to be materially injurious to the Company.

            (c) The Employee's disability. "DISABILITY" for purposes hereof means a physical or mental infirmity which, in the opinion of a physician selected by the Company, (i) shall prevent the Employee from earning a reasonable livelihood with the Company, (ii) can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and (iii) did not result from alcoholism or addiction to narcotics.

            (d) The termination of the Agreement by the Employee for Good Reason. "GOOD REASON" for purposes hereof shall mean (i) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by the Employee to the Company, or (ii) the termination of Craig Crawford as both Chairman and Chief Executive Officer of the Company unless either Mark Beatty or Thor Schueler are then serving in either of those positions.


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

            (e) The termination of the Agreement by the Company, other than as a result of death, disability or for Cause.

            (f) The resignation of the Employee without "Good Reason."

      Section 5.03. Compensation Upon Termination or During Disability.

            (a) If the Employee's employment is terminated by his death pursuant to Section 5.02(a), the Company shall pay to the Employee's spouse, or if he leaves no spouse, to his estate, (i) his full salary through the date of death, at the rate then in effect, (ii) a pro rata portion of any bonuses earned through the date of death, (iii) all outstanding expenses payable pursuant to
Section 2.02 hereof, and (iv) commencing on the next succeeding day which is the fifteenth day or last day of the month, as the case may be, and semimonthly thereafter on the fifteenth and last days of each month, until a total of six payments has been made, an amount on each payment date equal to the semimonthly salary payment payable to the Employee pursuant to Section 2.01 hereof at the time of his death.

            (b) If the Employee's employment shall be terminated for Cause pursuant to Section 5.02(b), the Company shall pay the Employee (i) his full salary through the date of termination, at the rate in effect at the time Notice of Termination is given, (ii) a pro rata portion of any bonuses earned through the date of death, and (iii) all outstanding expenses payable pursuant to
Section 2.02 hereof, and the Company shall have no further obligations to the Employee under this Agreement.

            (c) If the Employee's employment shall terminate as a result of disability pursuant to Section 5.02(c) hereof, the Company shall pay the Employee (i) his full salary through the date of termination at the rate in effect at the date of termination, (ii) a pro rata portion of any bonuses earned through the date of termination, and (iii) all outstanding expenses payable pursuant to Section 2.02 hereof. During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("DISABILITY PERIOD"), the Employee shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to Section 5.02(c) hereof, provided that payments so made to the Employee shall be reduced by the sum of the amounts, if any, payable to the Employee at or prior to the time of any such payment under disability benefit plans of the Company and which were not previously applied to reduce any such payment.

            (d) If the Employee shall terminate his employment for Good Reason pursuant to Section 5.02(d) or if the Company shall terminate the Employee's employment pursuant to Section 5.02(e), then:

            (i) the Company shall pay to the Employee (A) the Salary, (B) a pro rata portion of any bonuses earned through the date of termination, (C) all outstanding expenses payable pursuant to Section 2.02 hereof, and (D) any benefits accrued but otherwise unpaid through the date of termination;

            (ii) the Company shall pay to the Employee a lump sum cash amount equal to six months of Salary based on the Salary in effect at the time of termination;


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

            (iii) any of the Stock Options that would otherwise vest within a period of twelve months following the date of termination will vest and become fully exercisable for a period of twelve months after which time those Stock Options will expire; and

            (iv) the Company (at its sole expense) shall take the following actions:


                  (A) for a period of six months following the date of
            termination, the Company shall maintain in effect employee benefit programs that are substantially similar to the benefit plans in which the Employee was a participant immediately before the termination date; or

                  (B) the Company shall pay to the Employee a lump sum cash
            amount equal to the value of six months of benefits based on the benefits in which the Employee was a participant immediately before the termination date.

            (e) If the Employee shall terminate his employment for other than Good Reason pursuant to Section 5.02(f), for any reason other than death or disability, the Company shall pay the Employee (i) his full salary through the date of termination, at the rate in effect at the time Notice of Termination is given, (ii) a pro rata portion of any bonuses earned through the date of termination, and (iii) all outstanding expenses payable pursuant to section 2.02 hereof, and the Company shall have no further obligations to the Employee under this Agreement.

            (f) Upon payment by the Company to the Employee of the amounts and other benefits required to be paid pursuant to the foregoing provisions of this
Section 5.03, the Company shall no longer be obligated to pay any other amounts or benefits to the Employee, other than benefits that, at the time of termination of the Employee's employment by the Company, had vested in the Employee as a result of the Employee's participation in any profit sharing, savings, retirement, or pension plan of the Company. If the Employee's employment by the Company shall have been terminated as a result of the Employee's death, the benefits otherwise required to be paid to the Employee pursuant to the foregoing provisions of this Section 5.03 shall be paid to the executor or administrator of the estate of the Employee. Each payment required to be made to the Employee pursuant to the foregoing provisions of this Section
5.03 shall be made by check drawn on an account of the Company at a bank located in the United States of America and (ii) shall be paid (x) if the Employee's employment by the Company was terminated as a result of the Employee's death, the Employee's disability or the Employee's retirement, not more than 30 days immediately following the date of the occurrence of that event, and (y) if the Employee's employment by the Company was terminated for any other reason, not more than 10 days immediately following the Termination Date.


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

                                   ARTICLE VI

                           REPRESENTATIONS OF EMPLOYEE

      Employee has represented and hereby represents and warrants to the Company that he is not subject to any restriction or non-competition covenant in favor of a former employer or any other person or entity and that the execution of this Agreement by Employee and his employment by the Company or its affiliates and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer or any other person or entity. Further, Employee agrees to indemnify the Company and its affiliates for any claim, including, but not limited to, attorney's fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company or its affiliates based upon or arising out of any non-competition agreement or invention and secrecy agreement between Employee and such third party. ARTICLE VII

                                  MISCELLANEOUS

      Section 7.01. Complete Agreement. This Agreement is not a promise of future employment. There are no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. Upon the effective date of this agreement, any prior agreements relating to the Company's employment of Employee shall be terminated and superseded in its entirety. This written agreement may not be later modified except by a further writing signed by the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such terms.

      Section 7.02. No Waiver. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

      Section 7.03. Assignment; Binding Effect. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, that this Agreement and the rights to his services may be assigned by the Company at any time without notice to him, but that he cannot assign all or any portion of this Agreement. Subject to the preceding two sentences, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. It is further understood and agreed that the Company may be merged or consolidated with another entity and that any such entity shall automatically succeed to the rights, powers and duties of the Company hereunder.


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

      Section 7.04. Notice. Any and all notices, requests or communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

            To the Company:   The Project Group, Inc.
                              333 N. Sam Houston Parkway E., Suite 275
                              Houston, Texas 77060
                              Attention:  Craig Crawford, President
                              Fascimile Number:  (281) 445-3373

            To Employee:      ________________________________________
                              ________________________________________
                              ________________________________________

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section
7.04. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly give: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

      Section 7.05. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

      Section 7.06. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City of Houston, Texas in accordance with the rules then existing of the American Arbitration Association and judgment upon the award may be entered in any Court having jurisdiction thereof.

      Section 7.07. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Texas.


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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date herein first set forth.


                                    THE PROJECT GROUP, INC.
ATTEST:
                                    By: ________________________________________
________________________            Name:  John Winchester
                                    Title: Vice President

                                    EMPLOYEE:
ATTEST:
                                    ____________________________________________

________________________


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